Exhibit 99.1

FROM:	Newtek Business Services
212 West 35th Street
New York, NY 10001
http://www.thesba.com

Rubenstein Public Relations
Telephone: (212) 843-9335
Contact: Jonathan Goldberg / jgoldberg@rubensteinpr.com

FOR IMMEDIATE RELEASE

Newtek Business Services, Inc. Buys Back Common Shares

NEW YORK – July 2, 2012 – Newtek Business Services, NASDAQ: NEWT, The Small Business Authority, with a portfolio of over 100,000 business accounts, announced today that it purchased 721,280 shares of its common stock in the open market under its one million share authorization on Friday, June 29, 2012 at the price of $1.14. Due to other purchases made in the last quarter and prior quarters, Newtek has purchased a total of 794,339 shares under its current board authorization of one million shares.

Barry Sloane, Chairman, President and CEO of The Small Business Authority commented, “We are excited about the opportunity to purchase shares of our common stock in the open market as we believe it represents great value to our shareholder at current market prices. We believe that although capital is expensive and precious, these second quarter purchases represent opportunities that may not be available to us in the future.”

About Newtek Business Services, Inc.

Newtek Business Services, The Small Business Authority, provides the following products and services:

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Electronic Payment Processing: eCommerce, electronic solutions to accept non-cash payments, including credit and debit cards, check conversion, remote deposit capture, ACH processing, and electronic gift and loyalty card programs.

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Managed Technology Solutions (Cloud Computing): Full-service web host, which offers eCommerce solutions, shared and dedicated web hosting and related services including domain registration and online shopping cart tools.

•	eCommerce: A suite of services that enable small businesses to get up and running on-line quickly and cost effectively, with integrated web design, payment processing and shopping cart services.

•	Business Lending: Broad array of lending products including SBA 7(a) and SBA 504 loans through our lending subsidiary, Newtek Small Business Finance, Inc.

•	Insurance Services: Commercial and personal lines of insurance, including health and employee benefits in all 50 states, working with over 40 insurance carriers.

•	Web Services: Customized web design and development services.

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval designed to meet the specific regulatory and compliance needs of any business.

•	Accounts Receivable Financing: Receivable purchasing and financing services.

•	Payroll: Complete payroll management and processing services.

Newtek Business Services, Inc., The Small Business Authority, is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the NewtekTM brand. Since 1999, Newtek has helped small- and medium-sized business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses and to compete effectively in today’s marketplace. Newtek provides its services to over 100,000 business accounts and has positioned the NewtekTM brand as a one-stop-shop provider of such business services. According to the U.S. Small Business Administration, there are over 27.5 million small businesses in the United States, which in total represent 99.7% of all employer firms.

Note Regarding Forward Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

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